UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHG Healthcare Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	51-0319328
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4021 South 700 East, Suite 300
Salt Lake City, Utah	84107
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☒

Securities Act registration statement file number to which this form relates: 333-132731

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.01 par value per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A complete description of the common stock, $.01 par value per share, of CHG Healthcare Services, Inc. (the “Registrant”) that is to be registered hereunder is contained under the caption “Description of Capital Stock” in the prospectus, which constitutes part of the Registrant’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2006 (File No. 333-132731) (as amended on May 25, 2006, June 21, 2006, July 11, 2006 and July 24, 2006, and as may be amended after the date hereof, the “Registration Statement”). The description of the securities to be registered hereby contained in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will be deemed to be incorporated by reference in this registration statement upon the filing of any such prospectus with the Commission.

Item 2.	Exhibits.

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHG Healthcare Services, Inc.

Date: July 24, 2006	By:	/s/ Michael R. Weinholtz
	Name:	Michael R. Weinholtz
	Title:	President and Chief Executive Officer